SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 Current Report
          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                    February 25, 1998 (Date of earliest event reported)

                           CORNERSTONE PROPERTIES INC.
             (Exact name of registrant as specified in its charter)

            Nevada                  0-10421            74-2170858
(State or other jurisdiction of   (Commission        (IRS Employer
        incorporation)           File Number)      Identification No.)

                           Cornerstone Properties Inc.
                              126 East 56th Street
                               New York, NY 10022
                    (Address of principal executive offices)

                                 (212) 605-7100
                         (Registrant's telephone number,
                              including area code)

Item 5. Other Events
        ------------
        The press releases issued by the Registrant, both dated February 25, 1998, copies of which are included with this Form 8-K as Exhibit 99, are incorporated herein by reference.


Item 7. Financial Statements and Exhibits
        ---------------------------------
        (c) Exhibits
            Exhibit 99 - Press  releases, both dated February 25, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              CORNERSTONE PROPERTIES INC.
                              (Registrant)

                              By:/s/ John S. Moody.
                                     John S. Moody, President and
                                     Chief Executive Officer

                              Date:  March 27, 1998


                              By:/s/ Kevin P. Mahoney.
                                     Kevin P. Mahoney, Chief Financial Officer

                              Date:  March 27, 1998

EXHIBIT 99

                   CORNERSTONE PROPERTIES INC. ACQUIRES INTEREST IN
                           TWO CALIFORNIA OFFICE PROPERTIES

              Acquisitions Provide Entree into Target California Markets

New York, NEW YORK (February 25, 1998) -- Cornerstone Properties Inc. (NYSE:CPP) announced today that it has signed a Letter of Intent to purchase a joint venture interest in two Class A office buildings for just under $60 million. The remaining owners, Dutch investment group Noro and California real estate manager and developer Bill Tooley, will have the right to convert their remaining interest into UPREIT units. Tooley & Company, which originally developed the properties, will continue to manage and lease each building. The terms of the pending transaction were not disclosed.

The properties, Wilshire Palisades and 201 California Street, are both first class office buildings in two highly sought after California submarkets with significant barriers to entry, consistent with the Company's acquisition criteria.

Wilshire Palisades is an irreplaceable Class A, eleven-story office tower located in Santa Monica, California with unobstructed views of both the Pacific Ocean and the Santa Monica Mountains. It comprises 186,320 square feet of net rentable area and is 99.7% leased to highly regarded tenants. Wilshire Palisades consistently commands the highest rental rates in the Los Angeles area.

201 California Street is a seventeen-story office tower located in the heart of the San Francisco Financial District, regarded by many as the strongest Central Business District market in the country. The building comprises 229,825 square feet of office space and 10,405 square feet of retail space and is 100% leased. The investment offers significant upside potential as all of the existing below-market leases expire between the end of 1999 and 2003.

These acquisitions provide Cornerstone Properties Inc. with an immediate presence in two key target markets, consistent with the Company's long-term strategy of becoming the premier national office REIT. Both the Noro and Tooley entities have similar conservative long-term goals and objectives as the Company. Chairman and CEO of Cornerstone Properties Inc., Mr. John Moody, commented, "This acquisition fits well with our relationship-based investment strategy as well as providing us with an initial presence in the California marketplace."

Cornerstone Properties Inc. is a self-administered equity real estate investment trust (REIT) investing exclusively in Class A quality office properties in prime locations in major metropolitan areas and central business districts. The Company, through its subsidiaries, currently owns 19 Class A quality office properties throughout the United States totaling 10.9 million rentable square feet. Headquartered in New York City, the Company's stock is traded on the New York Stock Exchange under the ticker symbol CPP.


With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, those detailed in the Company's registration statement and periodic reports filed with the Securities & Exchange Commission.

                        CORNERSTONE PROPERTIES INC. ANNOUNCES
                     FOURTH QUARTER AND FISCAL YEAR 1997 RESULTS

New  York,  NEW  YORK  (February  25,  1998)  --  Cornerstone   Properties  Inc.
(NYSE:CPP), a real estate investment trust, announced today funds from operations of $0.34 per share for the fourth quarter and $1.28 per share for the fiscal year ended December 31, 1997.

1997 Financial Highlights
-------------------------
     Year-to-date property net operating income rose 46% over 1996.

     Year-to-date FFO grew 95% to $69.1 million in 1997 over $35.5 million in 1996.

     Lowered leverage to approximately 30% of total market capitalization.

1997 Portfolio Highlights
-------------------------
     Purchased 527 Madison Avenue (216,000 s.f.) in midtown Manhattan in February, 1997.

     Acquired nine properties and a parcel of undeveloped land from Dutch Institutional Holding Company
     (4.5 million s.f.) in October, 1997.

     Purchased the second mortgage on Sixty State Street in Boston (823,000 s.f.) in December, 1997.

     Doubled size of portfolio to 18 properties and 10.2 million s.f. at the end
     of 1997 from 7 properties and   4.7 million s.f. at the end of 1996.

     Overall occupancy rate maintained at 97%; tenant retention rate remained a solid 83%.

1997 Operational Highlights
---------------------------

     Completed first U.S. public offering in April at $14.00 per share and delivered a total return of 30.89% for the participants who held stock over the eight-month holding period.

     Entered into an Acquisition Line of Credit in the amount of $350 million.

     New York State Teacher's Retirement System and Rodamco converted $166.5 million of preferred shares into common stock.

     Restructured as an umbrella partnership REIT, or UPREIT.

Fourth Quarter 1997 Results
---------------------------
Funds from operations (FFO) allocated to shareholders amounted to $26,164,000, or $0.34 per share calculated on 77,676,000 diluted total shares outstanding, compared to $10,079,000, or $0.33 per share on 30,288,000 diluted total shares outstanding, for the three months ended December 31, 1996. The increase in FFO per share was due to the impact of the acquisition of the Dutch Institutional Holding Company (DIHC) portfolio on October 27, 1997. As defined by NAREIT, funds from operations equals net income excluding expenses from debt restructuring, gains (or loss) on sale of property, plus depreciation and amortization.

Net income for the fourth quarter of 1997 grew to $15,881,000, compared to $2,046,000 in the fourth quarter of 1996. The increase was driven by increased property net operating income from acquisitions made in late 1996 and 1997, reduced leverage and same-store NOI growth of 0.93%.

Fiscal 1997 Results
-------------------
Year-to-date FFO allocated to shareholders was $69,100,000, or $1.28 per share on 54,192,000 diluted total shares outstanding, compared to $35,488,000, or $1.37 per share on 25,821,000 diluted total shares outstanding for the comparable 1996 period.

Year-to-date net operating income before depreciation from Cornerstone Properties' real estate assets increased 46% to $98,306,000 for the twelve months ended December 31, 1997, from $67,306,000 for the comparable period in 1996. The increase is primarily attributable to the Company's acquisition of three properties in 1996 (Tower 56 in midtown Manhattan; One Lincoln Centre in Oakbrook, Illinois; and the Frick Building in Pittsburgh, Pennsylvania) and, in 1997, 527 Madison Avenue in midtown Manhattan (February) and the nine-property DIHC portfolio (October).

Year-to-date net income increased to $37,547,000, compared to $9,096,000 for 1996, reinforced by growth in real estate net operating income and offset by a one-time gain on an interest rate swap transaction in 1996 relating to the forward swap hedging of the refinancing of One Norwest Center.

Comments from Management
------------------------
John S. Moody, Cornerstone Properties' Chairman and Chief Executive Officer, commented on the Company's performance, "1997 was a tremendously successful -- and significant -- year for Cornerstone. The actions taken since our public offering in April increased not just growth in FFO, but the sustainability of that growth. On the acquisition front, we dramatically increased the size of Cornerstone's portfolio with the purchase of the DIHC portfolio and smaller acquisitions in midtown Manhattan and Boston, growing the portfolio to 18 properties totaling 10.2 million rentable square feet well ahead of plan. We entered new target markets, increased our presence in others, and accelerated geographic and tenant diversification to reduce portfolio risk and improve the quality of earnings. Furthermore, we privately negotiated these acquisitions with the sellers, which is testimony to Cornerstone's attractiveness as a partner."

Mr. Moody continued, "We also significantly enhanced our financial flexibility, in order to reinforce our ability to compete for assets and capital. Specifically, we increased our existing line of credit by 75% to $350 million and in January, converted to an UPREIT structure. We have also initiated discussions to obtain a credit rating from both Standard & Poor's and Moody's, which we believe will reduce our weighted average cost of capital and make the Company even more appealing to sellers seeking to take a long-term, strategic position in Cornerstone Properties." Mr. Moody concluded, "The combination of sustainable growth from UPREIT transactions and enhanced financial flexibility should enable Cornerstone to compete more effectively with our peers."

Acquisitions Double Cornerstone's Portfolio
-------------------------------------------
On February 14, 1997, the Company purchased 527 Madison Avenue in midtown Manhattan for $67 million.

On October 27, 1997, the Company completed the purchase of nine properties and a parcel of undeveloped land from the Dutch Institutional Holding Company in exchange for $259 million in cash, $250 million in mortgage debt and 34,187,500 shares of common stock.

On December 31, 1997, the Company purchased a controlling interest in the form of a second mortgage on Sixty State Street in Boston for $131.5 million. The acquisition was completed on January 5, 1998, at which time the Company also announced its intent to purchase 500 Corporate Centre, a Chicago office park, using UPREIT shares in a transaction for the first time. The deal was completed on February 3.

Acquisition Line of Credit Increased
------------------------------------
On October 27, 1997, Bankers Trust Company and The Chase Manhattan Bank increased their commitment to the Company's Acquisition Line of Credit from $200 million to $350 million. An initial drawdown of $54 million was made to fund a portion of the cash needed to close the DIHC transaction in addition to the cash on hand raised by Cornerstone's first U.S. public offering in April.

Quarterly Dividend Declared
---------------------------
The Company declared a quarterly dividend of $0.30 per share payable on February 27, 1998 to shareholders of record on January 31, 1998. The Company expects to continue to maintain its quarterly dividend at $0.30 per share for the foreseeable future until such time as its relatively high FFO payout ratio (currently at 89%) becomes more in line with its peers.

"Same-Store" Revenue Growth Continues
-------------------------------------
The Company achieved year-to-date "same store" net operating income growth of 0.93% over 1996, despite the rolldown of 94,000 square feet leased by BTM Capital Corp. (a subsidiary of Bank of Tokyo-Mitsubishi) and the expiration of the Gadsby & Hannah lease (40,000 square feet) at 125 Summer Street in Boston.

Leasing Update: Tenant Retention Rate 83% and Overall Occupancy Rate 97%
------------------------------------------------------------------------
Tenant retention for 1997 continued strong at 83%, while the portfolio's overall occupancy rate was maintained at 97%. The Company has been successful in its goal to bring the occupancy of the two properties acquired in late 1996 -- the Frick Building and One Lincoln Centre -- in line with the remainder of the portfolio. Occupancy at the Frick Building increased from 85% at December 31, 1996 to 89% at December 31, 1997, and occupancy at One Lincoln Centre increased from 91% to 96% during the same period.

Cornerstone Properties Inc. is a self-administered equity real estate investment trust (REIT) investing exclusively in Class A quality office properties in prime locations in major metropolitan areas and central business districts. The Company, through its subsidiaries, currently owns 19 Class A quality office properties throughout the United States totaling 10.9 million rentable square feet. Headquartered in New York City, the Company's stock is traded on the New York Stock Exchange under the ticker symbol CPP.

With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, those detailed in the Company's registration statement and periodic reports filed with the Securities & Exchange Commission.

                          [Financial Statements follow]



                           CORNERSTONE PROPERTIES INC.
                              Funds from Operations
                                December 31, 1997

                                         Three Months Ended           Twelve Months Ended
                                             December 31,                 December 31,
                                          1997         1996           1997         1996
                                          ----         ----           ----         ----
Rental income                           $ 56,592     $ 30,807      $ 159,828    $ 111,494
Building operating expenses               21,276       12,462         61,522       44,188
                                        ---------    ---------     ----------   ----------
Building net operating income           $ 35,316     $ 18,345      $  98,306    $  67,306
                                        ---------    ---------     ----------   ----------
Corporate general and administrative      (2,430)      (1,745)        (7,564)      (6,407)
Interest and other income                  5,651        1,338         14,083        5,414
                                        ---------    ---------     ----------   ----------
EBITDA                                  $ 38,537     $ 17,938      $ 104,825    $  66,313
                                        ---------    ---------     ----------   ----------
Interest expense                         (11,582)      (7,680)       (33,977)     (31,734)
Non-real estate depreciation*                --           --             --           --
Minority adjustments                      (1,467)      (1,120)        (3,919)      (3,530)
Norwest tax adjustment                       --           321            --         2,428
Rent notes                                   476          429          1,379        1,242
                                        ---------    ---------      ---------   ----------
Funds from operations                     25,964        9,888         68,308       34,719
Interest on convertible debt                 200          191            792          769
                                        ---------    ---------      ----------  ----------
Funds from operations (adjusted
  for convertible debt)                 $ 26,164     $ 10,079       $ 69,100    $  35,488
                                        ---------    ---------      ---------     --------
Weighted average fully
  diluted shares                          77,676       30,288         54,192       25,821

FFO per share (fully diluted)           $   0.34     $   0.33       $   1.28    $    1.37
Less: capital expenditures per share        0.02         0.04           0.09         0.17
                                            ----         ----           ----         ----
AFFO per share                              0.31         0.30           1.19         1.21

Funds from operations                   $ 25,964     $  9,888       $ 68,308    $  34,719
Less: preferred dividends                   (875)      (2,528)       (10,160)      (5,153)
Less: recurring lease costs and
  capital expenditures**                  (1,740)      (1,084)        (4,739)      (4,336)
Less: straight line rents adjusted
  for minority interest                   (1,951)        (242)        (2,697)        (993)
                                        ---------    ---------      ---------   ----------
Funds available for distribution        $  21,398    $  6,034       $ 50,712    $  24,237
                                        ---------    ---------      ---------   ----------
Weighted average common
  shares outstanding                       73,478      20,437         43,572       20,344
Funds available for distribution
  per share                                  0.29        0.30           1.16         1.19
Distribution per share                       0.30        0.30           1.20         1.20

* Non-real estate depreciation has been reclassified to the general and administrative category and finance amortization has been reclassified to interest expense beginning in the third quarter of 1997.

** Based on a five-year  1993-1997  average of  recurring  (revenue  generating)
   tenant leasing costs of $7.69 per square foot leased times the five-year (1998-2002) average quarterly lease expiration, adjusted for minority interest of 207,070 square feet ($1,592,368), plus a capital expenditure reserve of $0.06 per square foot, adjusted for minority interest, or $148,982.

   For the year ended, the Company has incurred $8,174,403 in recurring tenant costs, adjusted for minority interest, in leasing 1,020,042 square feet, or a cost of $8.01 per square foot.

   For the year ended, the Company has incurred $517,061 in recurring capital costs, adjusted for minority interest, on an average of 5.3 million square feet owned, adjusted for or a cost of $0.10 per square foot.